UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2014

Biolase, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19627	87-0442441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Cromwell, Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

949-361-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2014, Norman J. Nemoy resigned as a director of Biolase, Inc. (the “Company”). At the time of his resignation, Dr. Nemoy was a member of the Audit, Compensation and Nominating and Corporate Governance Committees of the Company’s Board of Directors (the “Board”). Dr. Nemoy was not nominated for re-election at the Company’s 2014 annual meeting of stockholders (the “2014 annual meeting”) to be held on August 27, 2014. In written correspondence to the Company providing notice of his resignation, Dr. Nemoy stated, “It is my feeling that the actions taken by the majority of the current Board.has [sic] led to the disenfranchisement of the stockholders in the company.” A copy of the resignation letter Dr. Nemoy submitted to the Company is attached hereto as Exhibit 99.1.

On August 6, 2014, Federico Pignatelli resigned as a director of the Company and withdrew as a nominee for re-election to the Board at the 2014 annual meeting. At the time of his resignation, Mr. Pignatelli was not a member of any Board committees. A copy of the resignation letter Mr. Pignatelli submitted to the Company is attached hereto as Exhibit 99.2.

The Company does not agree with many of the statements contained in Mr. Pignatelli’s letter and has disclosed related background information in the Recent Developments section of the Company’s proxy statement for the 2014 annual meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Email from Norman J. Nemoy to the Board of Directors of Biolase, Inc. dated August 5, 2014

99.2	Letter from Federico Pignatelli to the Board of Directors of Biolase, Inc. dated August 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

Date: August 7, 2014	By:	/s/ Frederick D. Furry
	Name:	Frederick D. Furry
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Email from Norman J. Nemoy to the Board of Directors of Biolase, Inc. dated August 5, 2014

99.2	Letter from Federico Pignatelli to the Board of Directors of Biolase, Inc. dated August 6, 2014

4